Exhibit 99.1



[GRAPHIC OMITTED]
                                        RE: LEXINGTON CORPORATE PROPERTIES TRUST
                                                                  ONE PENN PLAZA
                                                                      SUITE 4015
                                                              NEW YORK, NY 10119
FOR FURTHER INFORMATION:

AT THE COMPANY:                         AT FINANCIAL RELATIONS BOARD:
Patrick Carroll                         Diane Hettwer            Tim Grace
Chief Financial Officer                 Analyst Inquiries        Media Inquiries
(212) 692-7200                          (312) 640-6760           (312) 640-6667



FOR IMMEDIATE RELEASE
TUESDAY, MARCH 1, 2005

                 LEXINGTON CORPORATE PROPERTIES TRUST ANNOUNCES
                     FOURTH QUARTER AND TWELVE MONTH RESULTS

New York, NY - March 1, 2005- Lexington Corporate Properties Trust (NYSE:LXP) ("Lexington"), a real estate investment trust, today announced results for its fourth quarter and twelve months ended December 31, 2004.

2004 and Recent Highlights
--------------------------

    o Acquired 44 properties for an aggregate investment of $935 million at a GAAP cap rate of 8.9%, including $502 million in joint ventures;
    o   Sold eight non-core properties for $7.0 million in excess of book value;
    o Expanded equity base by approximately $295 million by issuing common and preferred shares;
    o Increased institutional equity committed to joint ventures by approximately $145 million;
    o Obtained $369.9 million of non-recourse mortgage financing at a weighted average fixed interest rate of 5.49% - lowering overall fixed rate borrowing costs from 7.08% to 6.58% for consolidated properties;
    o   Extended leases on ten properties;
    o Raised dividend to annual rate of $1.44 per common share, the twelfth consecutive annual increase; and
    o   Generated total shareholder return of 18.8%.


Quarterly Results

Funds from operations were $18.5 million, or $0.34 per diluted share/unit, for the fourth quarter of 2004, after the impact of $3.6 million in impairment charges (including minority interest share of $0.9 million) ($0.07 per diluted share/unit) and $2.9 million in charges due to a tenant bankruptcy ($0.05 per diluted share/unit). This compares to $19.7 million, or $0.45 per diluted share/unit, for the fourth quarter of 2003. Lexington operated with greater cash balances and vacancy than in the prior year and this limited growth in FFO per share before the effect of the charges discussed above.

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Rental revenue for the quarter totaled $36.5 million, compared to rental revenue of $28.2 million for the same period last year. Net income allocable to common shareholders was $4.9 million in the fourth quarter of 2004, after the impact of the impairment charges and the charges relating to a tenant bankruptcy discussed above, and $1.4 million in gains on sale of properties, or $0.10 per diluted share/unit. This is compared to $10.9 million, after the impact of debt satisfaction gains and $1.0 million on gains on sale of properties, or $0.28 per diluted share/unit, for the same period last year.

Twelve Months Results

For the twelve months ended December 31, 2004, FFO were $83.6 million, or $1.60 per diluted share/unit, after the impact of $6.7 million in impairment charges (including minority interest share of $1.3 million) ($0.13 per diluted share/unit) and $2.9 million in charges due to a tenant bankruptcy ($0.06 per diluted share/unit). This compares to $64.5 million, or $1.63 per diluted share/unit net of $7.5 million in debt satisfaction charges, ($0.19 per diluted share/unit), for the same period last year. Lexington operated with greater cash balances and vacancy during 2004 which reduced FFO per share excluding the charges previously discussed.

Rental revenue for the twelve months ended December 31, 2004, totaled $140.0 million, compared to rental revenue of $105.1 million for the same period last year. Net income allocable to common shareholders was $37.9 million for the twelve months ended December 31, 2004, after the impairment charges and the charges relating to a tenant bankruptcy discussed above and $5.5 million in gains on sale of properties, or $0.80 per diluted share/unit, compared to $30.3 million, after the impact of debt satisfaction charges discussed above and $2.2 million in gains on sale of properties, or $0.88 per diluted share/unit, for the same period last year.

Conference Call

Management will discuss the financial results on a conference call today at 2:00 p.m. Eastern Time. The toll-free dial in number is 800-218-0204. The replay of the call will be available through March 8, 2005. The toll-free telephone number for the replay is 800-405-2236, passcode 11022822. The conference call can also be accessed on the internet at www.lxp.com and www.fulldisclosure.com. A supplemental reporting package can be accessed at www.lxp.com.

Comments From Management

Commenting on Lexington's financial results, T. Wilson Eglin, Chief Executive Officer said, "Lexington had numerous accomplishments in 2004. We acquired forty-four properties for $935 million - our busiest year of acquisition volume by a wide margin. We continued to build our balance sheet to support further growth by raising $295 million of equity on terms that we believe were very favorable for shareholders. We also established a third joint venture investment program and obtained $145 million of equity commitments to our joint venture programs. Lexington took advantage of an attractive interest rate environment in 2004 and obtained $369.9 million of non-recourse mortgage financing at a weighted average fixed interest rate of 5.49%. This had the effect of lowering our overall fixed rate borrowing costs by fifty basis points and reducing floating rate debt by $94 million to less than 2% of total debt. In addition, we continued to make good progress on the leasing front by extending leases on ten properties and ended the year with 98.1% occupancy. We also sold eight properties consistent with our objective of reducing our retail property portfolio and exiting smaller markets."

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Lexington Corporate Properties Trust is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington common shares closed Monday, February 28, 2005 at $22.02 per share. Lexington pays an annualized dividend of $1.44 per share. Additional information about Lexington is available at www.lxp.com.

Lexington believes that funds from operations ("FFO") enhances an investor's understanding of Lexington's financial condition, results of operations and cash flows. Lexington believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the April 2002 "White Paper" issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (i) the failure to continue to qualify as a real estate investment trust, (ii) changes in general business and economic conditions, (iii) competition, (iv) increases in real estate construction costs, (v) changes in interest rates, (vi) changes in accessibility of debt and equity capital markets,  and (vii)  those  other  factors  and risks  detailed  in  Lexington's periodic filings with the Securities and Exchange Commission. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

Financial Tables Follow
-----------------------

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause actual results, performance or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  (dollars in thousands, except per share data)

                                                                Three Months                Twelve Months
                                                                   Ended                        Ended
                                                                December 31,                 December 31,
                                                             2004          2003           2004          2003
                                                             ----          ----           ----          ----
Gross revenues:
   Rental                                                $  36,452      $  28,160     $ 140,003     $ 105,057
   Advisory fees                                             1,710            739         4,885         1,429
   Tenant reimbursements                                     2,068          1,059         6,337         4,498
                                                       -----------    -----------   -----------   -----------
         Total gross revenues                               40,230         29,958       151,225       110,984

Expense applicable to revenues:
   Depreciation and amortization                          (12,106)        (6,856)      (38,930)      (25,623)
   Property operating                                      (3,269)        (2,084)      (10,451)       (8,107)
General and administrative                                 (3,933)        (2,646)      (13,939)       (9,659)
Write off - tenant bankruptcy                              (2,884)             -        (2,884)            -
Non-operating income                                          711            160         3,276         1,442
Interest and amortization expense                         (12,230)        (8,430)      (46,437)      (35,793)
Debt satisfaction charges                                       -            226             -        (7,459)
                                                      -----------    -----------   -----------   ------------

 Income before (provision) benefit for income               6,519        10,328         41,860        25,785
     taxes, minority interests and equity in
     earnings of joint ventures
(Provision) benefit for income taxes                          635            17         (1,181)         (259)
Minority interests                                           (693)       (1,272)        (4,196)       (3,569)
Equity in earnings of joint ventures                        1,811         1,551          7,194         5,707
                                                      -----------   -----------    -----------   -----------
Income from continuing operations                           8,272        10,624         43,677        27,664
                                                      -----------   -----------    -----------   -----------

Discontinued operations, net of minority interest:
   Income from discontinued operations                         38            770         1,102         3,794
   Impairment charges                                      (2,671)             -        (5,447)            -
   Gains on sales of properties                             1,410          1,047         5,475         2,191
                                                      -----------    -----------   -----------   -----------
   Total discontinued operations                           (1,223)         1,817         1,130         5,985
                                                      ------------   -----------   -----------   -----------
Net income                                                  7,049        12,441         44,807        33,649
Dividends attributable to preferred shares
- Series B                                                 (1,590)       (1,590)        (6,360)       (3,392)
Dividends attributable to preferred shares
- Series C                                                   (585)            -           (585)            -
                                                      -----------   -----------    ------------  -----------
Net income allocable to common shareholders             $   4,874     $  10,851      $  37,862     $  30,257
   Depreciation and amortization                           12,020          7,304        39,894        27,634
   Minority interests - OP Units                             (311)         1,334         2,570         4,039
   Amortization of leasing commissions                         98            206           647           812
   Joint venture adjustment - depreciation                  2,658          1,084         7,559         3,951
   Preferred share dividend - Series C                        585              -           585             -
   Gains on sales of properties                            (1,410)        (1,047)       (5,475)       (2,191)
                                                      ------------   ------------  ------------  ------------
Funds from operations2                                  $  18,514     $  19,732      $  83,642     $  64,502
                                                      ===========   ===========    ===========   ===========

Rent below GAAP revenue1                                $     414     $     772      $   3,350     $   3,790
Per share/unit
   Basic net income                                     $    0.10     $    0.28      $    0.81     $    0.89
   Diluted net income                                   $    0.10     $    0.28      $    0.80     $    0.88
   Funds from operations2-basic                         $    0.34     $    0.45      $    1.60     $    1.64
   Funds from operations2-diluted                       $    0.34     $    0.45      $    1.60     $    1.63


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                      LEXINGTON CORPORATE PROPERTIES TRUST

                          AND CONSOLIDATED SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                     12/31/04            12/31/03
                                                     --------            --------
Real estate, at cost                              $   1,407,872       $   1,162,395
Accumulated depreciation                               (180,610)           (160,623)
Investment in joint ventures                            132,738              69,225
Properties held for sale - discontinued                  13,216              36,478
operations
Intangible assets, net                                   54,736              14,736
Cash and cash equivalents                               146,957              15,923
Deferred expenses, net                                    7,860              10,013
Rent receivable                                           4,123                   -
Rent receivable - deferred                               23,923              24,069
Due from affiliates                                      45,800                   -
Other assets                                             40,472              35,195
                                               ----------------    ----------------
                                                  $   1,697,087       $   1,207,411
                                               ================    ================

Mortgages and notes payable                       $     765,144       $     551,385
Liabilities - discontinued operations                     1,688                   -
Other liabilities                                        22,388              10,667
Prepaid rent                                              3,818               2,482
Minority interests                                       56,759              59,220
Shareholders' equity                                    847,290             583,657
                                               ----------------    ----------------
                                                  $   1,697,087       $   1,207,411
                                               ================    ================

Common shares                                        48,621,273          40,682,001
Preferred shares - Series B                           3,160,000           3,160,000
Preferred shares - Series C                           2,700,000                   -
Operating partnership units                           5,408,699           5,430,454
                                               ----------------    ----------------
                                                     59,889,972          49,272,455
                                               ================    ================

1 Equal to the difference between rents collected and straight-line rental income recognized under generally accepted accounting principles.
2 The Company believes that Funds From Operations ("FFO") enhances an investor's understanding of the Company's financial condition, results of operations and cash flows. The Company believes that FFO is an appropriate, but limited, measure of the performance of an equity REIT. FFO is defined in the October 1999 "White Paper" issued by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as "net income (or loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." FFO should not be considered an alternative to net income as an indicator of operating performance or to cash flows from operating activities as determined in accordance with GAAP, or as a measure of liquidity to other consolidated income or cash flow statement data as determined in accordance with GAAP.


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                               EARNINGS PER SHARE
                       AND FUNDS FROM OPERATIONS PER SHARE
                  (dollars in thousands, except per share data)

                                                              Three Months Ended             Twelve Months Ended
                                                                  December 31,                   December 31,
                                                             2004            2003            2004            2003
                                                             ----            ----            ----            ----
Earning Per Share
-----------------
Basic
Income from continuing operations                        $     8,272    $     10,624    $     43,677    $     27,664
Less preferred dividends                                      (2,175)         (1,590)         (6,945)         (3,392)
                                                          ----------      ----------      ----------      ----------
Income allocable to common shareholders from
continuing operations - basic                                  6,097           9,034          36,732          24,272
Total income (loss) from discontinued
operations - basic                                            (1,223)          1,817           1,130           5,985
                                                          ----------      ----------      ----------      ----------
Net income allocable to common shareholders              $     4,874    $     10,851    $     37,862    $     30,257
                                                          ==========      ==========      ==========      ==========

Weighted average number of common shares
outstanding                                               48,092,092      38,513,927      46,551,328      34,074,935
                                                          ==========      ==========      ==========      ==========
Per share data:
Income from continuing operations                        $      0.13    $       0.23    $       0.79    $       0.71
Income from discontinued operations                            (0.03)           0.05            0.02            0.18
                                                          ----------      ----------      ----------      ----------
Net income                                               $      0.10    $       0.28    $       0.81    $       0.89
                                                          ==========      ==========      ==========      ==========

Diluted
Income allocable to common shareholders from
continuing operations - basic                            $     6,097    $      9,034    $     36,732    $     24,272
Adjustments:
   Incremental income attributed to assumed
      conversion of dilutive securities                            -               -           4,192           3,569
                                                          ----------      ----------      ----------      ----------
Income allocable to common shareholders from
   continuing operations - diluted                             6,097           9,034          40,924          27,841
Total income (loss) from discontinued operations
   - diluted                                                  (1,223)          1,817             691           6,899
                                                          ----------      ----------      ----------      ----------
Net income allocable to common shareholders
   - diluted                                             $     4,874    $     10,851    $     41,615    $     34,740
                                                          ==========      ==========      ==========      ==========

Weighted average number of shares used in
   calculation of basic earnings per share                48,092,092      38,513,927      46,551,328      34,074,935
Add incremental shares representing:
        Shares issuable upon exercises of
        employee share options                               126,179         218,824         131,415         202,504
        Shares issuable upon conversion of
        dilutive securities                                        -               -       5,366,166       5,216,433
                                                          ----------      ----------      ----------      ----------
Weighted average number of shares used in
   calculation of diluted earnings per common share       48,218,271      38,732,751      52,048,909      39,493,872
                                                          ==========      ==========      ==========      ==========
Per share data:
Income from continuing operations - diluted              $      0.13    $       0.23    $       0.79    $       0.70
Income (loss) from discontinued operations
   - diluted                                                   (0.03)           0.05            0.01            0.18
                                                          ----------      ----------      ----------      ----------
Net income    diluted                                    $      0.10    $       0.28    $       0.80    $       0.88
                                                          ==========      ==========      ==========      ==========


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                      LEXINGTON CORPORATE PROPERTIES TRUST
                          AND CONSOLIDATED SUBSIDIARIES

                               EARNINGS PER SHARE
                       AND FUNDS FROM OPERATIONS PER SHARE
                  (dollars in thousands, except per share data)

                                                            Three Months Ended             Twelve Months Ended
                                                               December 31,                    December 31,
                                                           2004            2003            2004            2003
                                                           ----            ----            ----            ----
Funds From Operations
---------------------

Basic and Diluted
-----------------
Net income allocable to common shareholders
Adjustments:                                        $     4,874     $    10,851     $    37,862     $    30,257
Depreciation and amortization                            12,020           7,304          39,894          27,634
Minority interests-OP Units                                (311)          1,334           2,570           4,039
Amortization of leasing commissions                          98             206             647             812
Joint venture adjustment-depreciation                     2,658           1,084           7,559           3,951
Preferred dividends-Series C                                585               -             585               -
Gains on sale of properties                              (1,410)         (1,047)         (5,475)         (2,191)
                                                   ------------    ------------    ------------    ------------
Funds from operations                               $    18,514     $    19,732     $    83,642     $    64,502
                                                   ============    ============    ============    ============

Basic
-----
Weighted average shares outstanding-basic EPS        48,092,092      38,513,927      46,551,328      34,074,935
Operating partnership units                           5,390,583       5,201,210       5,366,166       5,216,433
Preferred shares - Series C                           1,313,116               -         330,073               -
                                                   ------------    ------------    ------------    ------------
Weighted average shares outstanding-basic FFO        54,795,791      43,715,137      52,247,567      39,291,368
                                                   ============    ============    ============    ============
                     FFO per share                  $      0.34     $      0.45     $      1.60     $      1.64
                                                   ============    ============    ============    ============
Diluted
-------
Weighted average shares outstanding-diluted EPS      48,218,271      38,732,751      52,048,909      39,493,872
Operating partnership units                           5,390,583       5,201,210               -               -
Preferred shares - Series C                           1,313,116               -         330,073               -
                                                   ------------    ------------    ------------    ------------
Weighted average shares outstanding-diluted FFO      54,921,970      43,933,961      52,378,982      39,493,872
                                                   ============    ============    ============    ============
                     FFO per share                  $      0.34     $      0.45     $      1.60     $      1.63
                                                   ============    ============    ============    ============







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